UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2023, Future FinTech Group Inc. (the “Company”) received a resignation letter from Mr. Yang (Sean) Liu to resign from his position as the Chief Operating Officer (“COO”) of the Company, effective on July 28, 2023.

On July 28, 2023, the Board of Directors of the Company (the “Board”) appointed Mr. Peng Lei as the COO of the Company.

Mr. Peng Lei, age 46, has served as general manager of Future Commercial Management Co., Ltd., a wholly owned subsidiary of the Company since July 2022. From July 2019 to July 2022, Mr. Lei served as the general manager of Xi'an Dingtaiheng Supply Chain Management Co., Ltd. and Ningbo Tielin Supply Chain Management Co., Ltd. From March 2014 to July 2019, Mr. Lei served as a director and general manager of Changan Parking Investment Management (Shanghai) Co., Ltd. From April 2010 to March 2014, Mr. Lei was the manager of Xi'an Zhonglou Sub-branch of Shanghai Pudong Development Bank. Mr. Lei received his Ph.D. degree and master’s degree in finance from the School of Economics and Finance of Xi'an Jiaotong University in September 2011 and July 2009, respectively. Mr. Lei received his bachelor’s degree in international finance from the School of Management of Xi'an Jiaotong University in July 1999.

In connection with his appointment as COO, the Company entered into an employment agreement (the “Agreement”) with Mr. Peng Lei on August 1, 2023. The Agreement provides that Mr. Lei will receive compensation in the amount of $50,000 per year before tax and the term of the Agreement is for one (1) year.

Mr. Lei was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Lei and the directors, nor between Mr. Lei and any executive officer of the Company. Mr. Lei is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and is incorporated by reference into this Item 5.02.

Item 8.01 Other Events

On August 2, 2023, the Company issued a press release announcing the appointment of new COO. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Peng Lei dated August 1, 2023
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: August 2, 2023	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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